EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

SolarWindow Technologies, Inc. Now Trading Under New Stock Symbol "WNDW"

Columbia, MD – March 12, 2015 – SolarWindow Technologies, Inc. (OTCQB: WNDW, WNDW-D), developer of see-through coatings capable of generating electricity on glass and flexible plastics, announced that, effective today, the Company's shares will be trading under its new stock symbol "WNDW" on the OTCQB.

For a period of 20 days, the ticker will be shown as WNDW-D. The “-D” is temporary and represents a Financial Industry Regulatory Authority (FINRA) newly issued ticker symbol.

The new stock symbol follows a recent name change. FINRA has notified SolarWindow that the newly assigned ticker symbol will be “WNDW”. The Company’s stock symbol will not be “SOLW” as previously anticipated.

On March 9, 2015, the Company changed its name to “SolarWindow Technologies, Inc.” in order to appropriately align the corporate name and brand identity.

On that same day, the Company's new website was also launched at: www.solarwindow.com.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.solarwindow.com.

To receive future press releases via email, please visit: http://solarwindow.com/investors/investor-information/.

To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/.

For media inquiries, please contact Jerry Schranz at Solarwindow@antennagroup.com, or visit our Media Relations page for additional contact information: http://solarwindow.com/media/media-relations/.

For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.